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Cane  O'Neill  Taylor,  LLC
Affiliated  with  ORT  Law  Corporation
of  Vancouver,  British  Columbia,  Canada
                      _____________________________
Michael A. Cane*      Stephen  F.X.  O'Neill  **     Gary R. Henrie+
Michael H. Taylor***


                                                    Telephone:  (702)  312-6255
                                                    Facsimile:  (702)  944-7100
                                                    E-mail:     telelaw@msn.com
                                                                ---------------

                                                    2300 West Sahara Avenue
                                                    Suite 500, Box 18
                                                    Las Vegas, NV 89102

February 20,  2003

Pinnacle Fund I, Inc.
1702 East 5600 South
Ogden, Utah  84403

Re:     Pinnacle Fund I, Inc.,  Registration  Statement  on  Form SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Pinnacle Fund I, Inc., a Utah corporation
(the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 20,000 Contract receivable asset backed notes (the Notes).

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Notes, when issued, will be the binding obligation of the Company.


Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC

/s/ Gary R. Henrie
_____________________________
Gary R. Henrie,  Esq.


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Pinnacle Fund I, Inc.
February 20,  2003
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Gary R. Henrie
_____________________________
Gary  R.  Henrie,  Esq.